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                                                                    EXHIBIT 10.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         AMENDMENT, dated as of October 5, 2001, by and between Key3Media Group, Inc. ("K3M"), and Jason E. Chudnofsky ("Executive").

         WHEREAS, Executive and K3M entered into that certain employment agreement dated as of December 18, 2000 (the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement in the manner described herein.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereby agree as follows:

         1. Capitalized terms herein shall have the meanings ascribed to said terms in the Agreement, unless specifically stated to the contrary herein:

         2. That portion of paragraph 4(b)(ii) of the Agreement appearing prior to subparagraph A of said paragraph is hereby deleted in its entirety and replaced by the following provision:

                           "(ii) In the event that a Rosen Successor has replaced Rosen, then the annual performance bonus of the Executive will be based upon the growth in the EBITDA of the Business after calendar year 2000. For these purposes, "EBITDA" for any year means the consolidated reported earnings of Employer for that year, as adjusted to (v) add back interest, taxes, depreciation and amortization, all as determined by the independent auditors of Employer applying generally accepted accounting principles, (w) exclude unusual non-recurring items, such as gains or losses on the sale of a major business unit, (x) exclude charges related to this performance bonus and any substantially similar performance bonus granted to the president, chief operating officer, chief financial officer, chief technology officer or general counsel of Employer, or any other earnings-related bonuses exceeding $150,000 on an annualized basis, (y) exclude any charges to earnings attributable to payments to affiliates which are in excess of fair market value of goods sold or services rendered, and (z) exclude the effect of non-cash stock based compensation (calculated in a manner consistent with the manner of calculation used by Employer in its financial reporting). EBITDA for calendar 2000 shall be adjusted by the Compensation Committee of the Board to reflect a normalized situation, taking into account special costs and expenses which may be incurred in that year."

         3. Except as otherwise set forth in this Amendment, the Agreement is hereby ratified and confirmed and is in full force and effect.

         The parties hereto hereby enter into this Amendment to Employment Agreement as of the date first stated hereinabove.

         Key3Media Group, Inc.

         By: ________________________
         Title: _______________________



         ______________________________
               Jason E. Chudnofsky